                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                          Willamette Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                                                                 News Release

                                           [Willamette Industries, Inc. Logo]

FOR IMMEDIATE RELEASE
February 1, 2001




CONTACT:   Greg Hawley             Cathy Dunn              Paul Verbinnen/David Reno/
           EVP & CFO               VP Communications       Jim Barron
           Willamette Industries   Willamette Industries   Citigate Sard Verbinnen
           503-273-5640            503-273-5642            212-687-8080


                       WILLAMETTE COMMENTS ON EXTENSION
                  OF WEYERHAEUSER'S INADEQUATE HOSTILE OFFER

     PORTLAND, ORE. - (NYSE:WLL) - Willamette Industries (NYSE-:WLL) today responded to Weyerhaeuser Company's (NYSE:WY) extension of its tender offer to purchase Willamette for $48 per share.

     Duane C. McDougall, CEO of Willamette Industries, said: "Weyerhaeuser may choose to keep extending its $48 per share offer indefinitely, but it won't change anything. Our board has said Willamette is not for sale and has made it clear, in public documents and numerous previously disclosed conversations with Weyerhaeuser executives, that their offer is inadequate. We are focused on profitably growing our business for the benefit of all Willamette shareholders. As we demonstrated in our strong fourth quarter 2000 financial results, we have good reason to be confident in our strategy and our future as an independent company."

     McDougall continued: "We want to thank all Willamette employees for their continued hard work and dedication during this period and express our appreciation to the many Willamette shareholders who have not tendered their shares. We encourage all Willamette shareholders not to tender their shares to Weyerhaeuser and, for those who have, to withdraw them."

     Willamette Industries is an integrated forest products company with 105 plants, located in the U.S., France, Ireland and Mexico. The company owns 1.7 million acres of forestland which has been third-party certified as meeting the Sustainable Forest Initiative(sm) standards of the American Forest and Paper Association. Willamette produces building materials, composite wood panels, fine paper, office paper products, corrugated packaging and grocery bags.

                                     # # #

Investors are urged to read the proxy statement that will be filed by Willamette in connection with the 2001 annual meeting of shareholders when it becomes available, as well as any solicitation/recommendation statement that has been or may be filed by Willamette, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free (when available) from Willamette by directing such request to: Willamette Industries, Inc., Attention: Investor Relations, 1300 S.W. Fifth Avenue, Suite 3800, Portland, Oregon 97201, telephone: (503) 227-5581, or MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or at (212) 929-5500 (collect) or by e-mail at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Willamette's shareholders is available in the Soliciting Materials on Schedule 14A filed by Willamette with the SEC on January 3, 2001.